                                                                       EXHIBIT 1

WITH RESPECT TO THE SHARE EXCHANGE BETWEEN MITSUI & CO., LTD. AND TOYO OFFICEMATION INC.-

     The exchange offer or business combination referred to in this press-release involves securities of a non-U.S. company. The offer is subject to disclosure requirements of a non-U.S. country that are different from those of the United States. Certain of the financial information included in this press-release has been prepared in accordance with non-U.S. accounting standards that may not be comparable to the financial information of United States companies.

     It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer of the securities is located in a non-U.S. country, and some or all of its officers and directors may be residents of a non-U.S. country. You may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court's judgment.

                                                               December 17, 2003

To whom it may concern,

                         Yuji Takagi
                         General Manager of Corporate Communication Division Mitsui & Co., Ltd.
                         2-1, Ohtemachi 1-chome, Chiyoda-Ku, Tokyo
                         (Code No. 8031: Tokyo, Osaka, Nagoya, Sapporo, Fukuoka)

                         Sadanao Fukuda
                         President
                         Toyo Officemation Inc.
                         13-10, Shibaura 1-chome, Minato-ku, Tokyo
                         (Code No. 9970: JASDAQ)


             ANNOUNCEMENT CONCERNING TOYO OFFICEMATION INC. BECOMING
                 A WHOLLY OWNED SUBSIDIARY OF MITSUI & CO., LTD.

Mitsui & Co., Ltd. (hereinafter, "Mitsui") and Toyo Officemation Inc. (hereinafter, "TOM") have resolved at their respective board of directors meetings held today that TOM will become a wholly owned subsidiary of Mitsui through a share exchange and have entered into the share exchange agreement.


1. The purpose of TOM becoming a wholly owned subsidiary through share exchange. Mitsui has placed the solution business as a core of its operations in the information business field and will promote an optimization of its group, including affiliated companies related to the solution business, in order to maximize operating profits. The acquisition of TOM as a wholly owned subsidiary through the share exchange is one part of the group's organizational structure optimization which aims at speeding up the required decision making process.

     Since its establishment in 1971, TOM has provided a total service, covering everything from system design to system implementation, operating support and system maintenance, for the purpose of improving the effectiveness of the business process of its clients through the integration of information processing systems, imaging processing systems, data entry systems, etc., making full use of OCR and imaging technologies. Recently, TOM has achieved rapid expansion in outsourcing business focusing on the information processing services through establishment of Business Process Outsourcing Division. Furthermore, TOM is set to make the leap to a high value added service provider, utilizing the document processing technologies developed to date and placing integrated document management service as its new core business.

     TOM will increase its corporate value through further reinforcement of its collaboration with Mitsui and the other group companies and sharing of the client base and technological development resources as well as expansions in its operating base through measures such as M&A.

2.   Terms of the share exchange

     (1)  Timetable of the share exchange

          Dec. 17, 2003              Approval of the share exchange agreement at
                                     the board of directors meetings.

          Dec. 17, 2003              Execution of the share exchange agreement.

          Feb. 25, 2004 (Scheduled)  Extraordinary general meeting of shareholders to approve the share exchange agreement. (TOM only)

          Mar. 31, 2004 (Scheduled)  Last day of share certificate submission period (TOM only)

          Apr. 1, 2004 (Scheduled)   Effective date of share exchange (It is
                                     planned that TOM will be delisted from the stock exchange on March 26.)

          (Note) In accordance with Article 358, Para. 1 of the Commercial Code of Japan, this share exchange will be conducted without the approval of the share exchange agreement at the general shareholders meeting of Mitsui.

     (2)  Share exchange ratio

          Mitsui requested Nomura Securities Co., Ltd. (hereinafter, "Nomura Securities") and TOM requested PricewaterhouseCoopers Financial Advisory Services Co., Ltd. (hereinafter, "PwC FAS") respectively, to calculate the share exchange ratio. Taking into consideration the results of these calculations, the parties have consulted with each other and agreed on the share exchange ratio as described below.

          In the event that there is any material change in the conditions on which the share exchange ratio was determined, the share exchange ratio set out below may be amended after consultation between the parties.

                                         Mitsui                           TOM
                                    (Parent Company)           (Wholly Owned Subsidiary)
                                    ----------------            ------------------------
Share exchange ratio                       1                              0.65

          (Note) 1.   Allocation ratio of the shares

                      One common stock of TOM shall be exchanged for 0.65 common stocks of Mitsui; provided, however, no share shall be allocated to the 4,045,998 common stocks of TOM held by Mitsui.

                 2. Results, method and basis of the calculation by the third party institutions

                      Nomura Securities used the Market Price Analysis in respect of Mitsui, and the Market Price Analysis, the Discounted Cash Flow Analysis and the Comparable Trading Multiples Analysis in respect of TOM, and based upon the overall consideration of the analytical results, calculated a range of share exchange ratios.

                      PwC FAS used the Market Methodology, Discounted Earnings Methodology and Net Asset Methodology in respect of Mitsui and the Market Methodology, Discounted Cash Flow Methodology and Net Asset Methodology in respect of TOM, and considering the overall results, calculated a range of share exchange ratios.

                  3. Number of new shares to be issued by Mitsui upon the share exchange

                      There are no new shares to be issued. 1,868,881 shares held by Mitsui as treasury stock will be allocated.

     (3)  Cash distribution upon the share exchange

          There will be no cash distribution upon the share exchange.

3.   Outline of the companies involved in the share exchange.

                                                                                  (as of September 30, 2003)
                                     Mitsui & Co., Ltd.                     Toyo Officemation Inc.
(1) Trade Name                       (Parent Company)                    (Wholly Owned Subsidiary)
--------------------------- -------------------------------------- -----------------------------------------
(2) Principal Business             General trading company          Sales of information systems equipment
--------------------------- -------------------------------------- -----------------------------------------
(3) Date of Establishment               July 25, 1947                         December 25, 1971
--------------------------- -------------------------------------- -----------------------------------------

--------------------------- -------------------------------------- -----------------------------------------
(4)  Address of Head          2-1, Ohtemachi 1-chome, Chiyoda-ku,     13-10, Shibaura 1-chome, Minato-ku,
     Office                                 Tokyo                                   Tokyo
--------------------------- -------------------------------------- -----------------------------------------
(5)  Representative           Shoei Utsuda: President and Chief           Sadanao Fukuda: President
                                      Executive Officer
--------------------------- -------------------------------------- -----------------------------------------
(6)  Paid-in Capital                 192,487 million yen                       975 million yen
--------------------------- -------------------------------------- -----------------------------------------
(7)  Number of Total                1,583,674,837 shares                       6,921,200 shares
     Shares Issued
--------------------------- -------------------------------------- -----------------------------------------
(8)  Shareholders Capital            686,482 million yen                      5,551 million yen
--------------------------- -------------------------------------- -----------------------------------------
(9)  Total Assets                   4,143,579 million yen                     7,680 million yen
--------------------------- -------------------------------------- -----------------------------------------
(10) Closing Date                         March 31                                 March 31
--------------------------- -------------------------------------- -----------------------------------------
(11) Number of Employees                    6,070                                    194
--------------------------- -------------------------------------- -----------------------------------------
(12) Main Clients                            --                               Mitsui & Co., Ltd.
                                                                            UFJ Trust Bank Limited
--------------------------- -----------------------------  ------- ---------------------------- ------------
(13) Major Shareholders     1.  The Master Trust            8.72%  1.  Mitsui & Co., Ltd.            58.46%
     and Percentage of          Bank of Japan, Ltd.                2.  TOM Employees Stock             3.56
     Shares Held            2.  Japan Trustee                8.24      Ownership Association
                                Services Bank, Ltd.                3.  The Chuo Mitsui Trust           0.93
                            3.  Mitsui Mutual Life           3.62      and Banking Company,
                                Insurance, Co.                         Limited
                            4. Sumitomo Mitsui               3.57  4.  Sumitomo Mitsui                 0.65
                                Banking Corporation                    Banking Corporation
                            5.  The Chuo Mitsui              3.11  5.  Ryoji Fushikawa                 0.65
                                Trust and Banking
                                Company,
                                Limited
--------------------------- ------------------------- ------------ ---------------------------- ------------
(14) Major Banks            o Sumitomo Mitsui Banking Corporation  o Sumitomo Mitsui Banking Corporation
                            o Mizuho Corporate Bank, Ltd.          o The Mitsubishi Trust and Banking
                            o The Bank of Tokyo-Mitsubishi, Ltd.     Corporation
                            o The Chuo Mitsui Trust and Banking    o UFJ Trust Bank Limited
                              Company, Limited                     o The Chiba Bank, Ltd.
                            o Japan Bank for International         o The Hachijuni Bank, Ltd.
                              Cooperation
--------------------------- ---------------- ---------------------------------------------------------------
(15) Relationship of the       Capital       Mitsui is the largest shareholder of TOM, holding 58.46% of
     Companies               relationship    the total number of shares issued by TOM.
--------------------------- ---------------- ---------------------------------------------------------------

--------------------------- ---------------- ---------------------------------------------------------------
                               Personnel     One director, one officer and two statutory auditors of TOM
                             relationship    are sent from Mitsui.
                            ---------------- ---------------------------------------------------------------
                                Trading      Mitsui is one of the suppliers to and purchasers of TOM.
                             relationship
--------------------------- ---------------- ---------------------------------------------------------------


(16) Financial results for the three most recent fiscal years      (Million yen)

                               Mitsui & Co., Ltd.                         Toyo Officemation Inc.
                                (Parent Company)                        (Wholly Owned Subsidiary)
------------------ ------------- -------------- -------------- -------------- --------------- --------------
Fiscal year         Fiscal year  Fiscal year    Fiscal year    Fiscal year     Fiscal year     Fiscal year
                      ended         ended          ended          ended           ended           ended
                    March 2001   March 2002      March 2003     March 2001     March 2002      March 2003
------------------ ------------- -------------- -------------- -------------- --------------- --------------
      Sales         13,028,453     12,634,686     13,236,683          8,888           9,330          8,675
------------------ ------------- -------------- -------------- -------------- --------------- --------------
Operating Profit        55,194         79,345         97,706            671             567            112
------------------ ------------- -------------- -------------- -------------- --------------- --------------
 Ordinary Profit             -              -              -            650             613            116
------------------ ------------- -------------- -------------- -------------- --------------- --------------
  Net Income            51,588         55,371         31,138            323             311             27
------------------ ------------- -------------- -------------- -------------- --------------- --------------
Net Income per           32.57          34.97          19.68          46.79           45.07           3.92
   Share (Yen)
------------------ ------------- -------------- -------------- -------------- --------------- --------------
Annual Dividend           8.00           8.00           8.00          10.00           13.00          13.00
 per Share (Yen)
------------------ ------------- -------------- -------------- -------------- --------------- --------------
Shareholders            526.89         577.93         545.19         799.84          832.82         820.98
Equity per
Share (Yen)
------------------ ------------- -------------- -------------- -------------- --------------- --------------

(Note) 1. Mitsui's consolidated financial statements are prepared on the basis of accounting principles generally accepted in the United States of America and thus have no reference on the "Ordinary Profit".

       2. TOM's financial statements are referred to on a non-consolidated financial basis.

4.   Conditions after the share exchange

      (1) Trade name, principal business, address of head office and representative of the companies involved.

          At present, there are no changes planned as a result of the share exchange.

      (2) Paid-in Capital

          As the common stocks of Mitsui held as treasury stock will be allocated through the share exchange, there will be no changes planned in the paid-in capital of either of the companies involved.

      (3) Influence on Mitsui's consolidated results

          We expect that the influence on the consolidated results accompanied by the share exchange will be insignificant.


THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF
SECTION 27A OF THE U.S. SECURITIES ACT OF 1933 AND SECTION 21E OF THE U.S. SECURITIES EXCHANGE ACT OF 1934) THAT REFLECT MITSUI & CO., LTD.'S PLANS AND EXPECTATIONS IN RELATION TO THE SHARE EXCHANGE DESCRIBED ABOVE AND THE BENEFITS RESULTING FROM THEM. TO THE EXTENT THAT STATEMENTS IN THIS PRESS RELEASE DO NOT RELATE TO HISTORICAL OR CURRENT FACTS, THEY CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE CURRENT ASSUMPTIONS AND BELIEFS OF MITSUI & CO., LTD. AND TOYO OFFICEMATION INC. IN LIGHT OF THE INFORMATION CURRENTLY AVAILABLE TO THEM, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS. SUCH RISKS, UNCERTAINTIES, AND OTHER FACTORS INCLUDE, IN PARTICULAR, THE FACTORS SET FORTH IN "RISK FACTORS" OF MITSUI & CO., LTD.'S ANNUAL REPORT ON FORM 20-F DATED SEPTEMBER 29, 2003 WHICH HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS MAY CAUSE MITSUI & CO., LTD.'S ACTUAL RESULTS, PERFORMANCE, ACHIEVEMENTS OR FINANCIAL POSITION TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, ACHIEVEMENTS OR FINANCIAL POSITION EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. MITSUI & CO., LTD AND TOYO OFFICEMATION INC. UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS PRESS RELEASE.

                      If you have any question, please contact:

                                Yoshikazu Hiraki
                                General Manager of Investor Relations Department Corporate Communication Division
                                Mitsui & Co., Ltd.
                                Telephone No. 03-3285-7533

                                Tetsuhiro Oyoshi
                                Director of Accounting Division
                                Toyo Officemation Inc.
                                Telephone No. 03-3454-0814